Exhibit 99.1

Adaptimmune Strengthens Board with Appointment of Barbara Duncan

PHILADELPHIA, Pa. and OXFORD, United Kingdom, May 24, 2016 — Adaptimmune Therapeutics plc (Nasdaq: ADAP) (“Adaptimmune” or the “Company”), a leader in T-cell therapy to treat cancer, today announced the appointment of Barbara Duncan to its Board of Directors as an independent Non-Executive Director effective from June 23, 2016. Ms. Duncan will also serve as a member of the Audit Committee.

“We are delighted that Barbara Duncan has agreed to join our Board of Directors,” commented Dr. Jonathan Knowles, Adaptimmune’s Chairman. “Her substantial financial and accounting expertise, combined with extensive experience in the life sciences sector, will augment well the skills and experience of our other Board members.”

“I am very pleased to join Adaptimmune at this exciting time in the Company’s development,” said Ms. Duncan. “I look forward to working with the team to support advancement of Adaptimmune’s clinical programs and help to progress the next growth stage of operations in the United Kingdom and USA.”

Barbara Duncan has over 15 years of experience in the life sciences industry. She has served as Chief Financial Officer and Treasurer at Intercept Pharmaceuticals, Inc. (Nasdaq: ICPT) since May 2009. Ms. Duncan currently serves as a director for public company, Medgenics, Inc. (NYSE: MDGN) and for privately held Edgemont Pharmaceuticals, LLC. She previously served as Chief Financial Officer and then Chief Executive Officer at DOV Pharmaceuticals, Inc. from 2001 to 2009. Before that, she served as Vice President of Corporate Finance - Global Healthcare at Lehman Brothers Inc. and as Director of Corporate Finance at SBC Warburg Dillon Read Inc. Ms. Duncan holds a Master of Business Administration from the Wharton School of the University of Pennsylvania and a Bachelor of Business Administration from Louisiana State University.

About Adaptimmune

Adaptimmune is a clinical stage biopharmaceutical company focused on novel cancer immunotherapy products based on its SPEAR™ (Specific Peptide Enhanced Affinity Receptor) T-cell platform. Established in 2008, the company aims to utilize the body’s own machinery - the T-cell - to target and destroy cancer cells by using engineered, increased affinity TCRs as a means of strengthening natural patient T-cell responses. Adaptimmune’s lead program is a SPEAR T-cell therapy targeting the NY-ESO cancer antigen. Its NY-ESO SPEAR T-cell therapy has demonstrated signs of efficacy and tolerability in Phase 1/2 trials in solid tumors and in hematologic cancer types, including synovial sarcoma and multiple myeloma. Adaptimmune has a strategic collaboration and licensing agreement with GlaxoSmithKline for the development and commercialization of the NY-ESO TCR program. In addition, Adaptimmune has a number of proprietary programs. The company has identified over 30 intracellular target peptides preferentially expressed in cancer cells and is currently progressing 12 through unpartnered research programs. Adaptimmune has over 200 employees and is located in Oxfordshire, U.K. and Philadelphia, USA. For more information: http://www.adaptimmune.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 12, 2016, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts

Will Roberts

Vice President, Investor Relations

T:  (215) 825-9306

E: will.roberts@adaptimmune.com

Margaret Henry

Head of PR

T: +44 (0)1235 430036

Mobile: +44 (0)7710 304249

E: margaret.henry@adaptimmune.com